NEW RESEARCH STUDY PROVIDES TARGET VALIDATION FOR MATEON’S FIRST-IN-CLASS RNA THERAPEUTIC OT101 FOR THE TREATMENT OF DIFFICULT TO TREAT FORMS OF CHILDHOOD BRAIN TUMOR

AGOURA HILLS, Calif., September 23, 2019 (GLOBE NEWSWIRE) -- Oncotelic Inc. (“Oncotelic”), a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) dedicated to the development of innovative treatments for cancer, announced today the publication of a peer-reviewed research article authored by Fatih Uckun MD PhD and his colleagues at Oncotelic in the Journal of Clinical Research in Pediatrics (https://asclepiusopen.com/clinical-research-in-pediatrics/volume-2-issue-1/). The article titled “In silico Molecular Target Validation Demonstrates Transforming Growth Factor Beta 2 is Strongly Expressed in Pediatric Diffuse Intrinsic Pontine Glioma and Glioblastoma Multiforme” demonstrates the therapeutic potential of Mateon’s first-in-class RNA therapeutic OT101 for the treatment of diffuse intrinsic pontine glioma (DIPG) and pediatric glioblastoma multiforme (GBM).

Citation Reference: Uckun FM, Trieu V, Hwang L, Qazi S. In silico Molecular Target Validation Demonstrates Transforming Growth Factor Beta 2 is Strongly Expressed in Pediatric Diffuse Intrinsic Pontine Glioma and Glioblastoma Multiforme. Clin Res Pediatr 2019;2(1):1-10.

“Our research has revealed that the TGF beta2 gene product, which is the molecular target for OT101/Trabedersen, may serve as a target for immunotherapy in pediatric high-grade gliomas, especially DIPG. These in silico target validation data extend the promising clinical data on the therapeutic activity of OT101 in adults and young adults and further demonstrate the potential of OT101 as a promising drug candidate in the treatment of pediatric DIPG, an orphan disease with a low survival rate and no established or effective standard of care,” explained Fatih Uckun, MD, PhD, the Chief Medical Officer of Mateon. “The durable objective responses achieved in adult patients with recurrent/refractory high-grade gliomas after treatment with our lead anti-TGF beta2 compound OT-101 contribute to our optimism that new treatment strategies leveraging OT101 may favorably change the therapeutic landscape for difficult-to-treat brain tumors with a very poor prognosis, including pediatric GBM and DIPG,” Dr. Uckun explained. Last month, US Food and Drug Administration (FDA) granted Rare Pediatric Disease Designation for OT101/Trabedersen for the treatment of diffuse intrinsic pontine glioma (DIPG) as a drug for a “rare pediatric disease,” as defined in section 529(a)(3) of the Federal Food, Drug, and Cosmetic Act.

OT101, a first-in-class RNA therapeutic designed to abrogate the immunosuppressive actions of TGF-beta 2, is Oncotelic’s lead anti-brain tumor drug candidate. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induced durable complete and partial responses in recurrent and refractory adult high-grade glioma patients, including adults with GBM. DIPG, an orphan disease with a low survival rate and no established or effective standard of care. Despite numerous clinical trials of chemotherapeutic agents, immuno-oncology drugs and specific targeted therapies, no significant progress has been made in the treatment of DIPG and the prognosis remains dismal, with a mean OS of 9–12 months from the time of diagnosis, a median survival time of approximately 10 months, and a two-year OS rate of less than 10 percent. Five-year survival is less than 3 percent, and many long-term survivors have evidence of moderate or severe cognitive impairment, likely as a consequence of radiation therapy. Chemotherapy does not have an established role in the management of patients with DIPG. Furthermore, there is no standard treatment for progressive DIPG after the failure of radiation therapy and no salvage regimen has been shown to extend survival. Therefore, there is an urgent need for therapeutic innovations for treatment of DIPG, as reflected by multiple treatment modalities being evaluated in early neuro-oncology clinical trials. Further development of OT-101 may offer renewed hope for salvage therapy of pediatric DIPG patients who have this rare and fatal disease.

“As we move Trabedersen through its clinical development for Pediatric Diffuse Intrinsic Pontine Glioma and Glioblastoma Multiforme, we are moving CA4P forward along the same path as potential treatment for Pediatric Unresectable or Metastatic Melanoma- a rare and difficult to treat pediatric skin cancer,” said Dr. Vuong Trieu, Chief Executive Officer of Mateon “From the corporate side we are moving forward with activities to uplist Mateon. Looking forward to updating our shareholders on the coming quarter.”

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF beta RNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. The founding team members of Oncotelic were responsible for the development of Celgene’s Abraxane as a chemotherapeutic agent for breast, lung, melanoma, and pancreatic cancer. Abraxane was approved in 2005 and has more than $1B in sales annually. The same team was also responsible for the development of Cynviloq, a next generation Abraxane, which was acquired by NantPharma for $1.3B. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on pediatric cancer patients. For more information, please visit www.oncotelic.com and www.mateon.com. The Chief Medical Officer of Mateon, Dr Fatih Uckun MD, PhD, is an internationally renowned KOL in pediatric cancer research and treatment. Dr. Uckun is an elected Member of the American Society for Clinical Investigation (ASCI), an honor society for physician-scientists, and an active member of several professional organizations. He received numerous awards for his work on monoclonal antibodies, recombinant cytokines and fusion proteins, radiation sensitizers, kinase inhibitors and targeted therapeutics for difficult-to-treat cancers, including the Stohlman Memorial Award of the Leukemia Society of America (now known as Leukemia and Lymphoma Society), the highest honor given to a Leukemia Society Clinical Scholar. Dr. Uckun completed his residency training in pediatrics, clinical fellowship training in Hematology/Oncology/Blood and Bone Marrow Stem Cell Transplantation as well as postdoctoral research training in immunology at the University of Minnesota. Dr. Uckun has more than 30 years of professional experience in developmental therapeutics with a special emphasis on targeted therapeutics/precision medicines and biopharmaceuticals against childhood cancer. Dr. Uckun worked as a Professor of Pediatrics, Therapeutic Radiology-Radiation Oncology, Pharmacology, as well as Director of the Biotherapy Institute at the University of Minnesota (1986-1997), where he became the first recipient of the highly prestigious Endowed Hughes Chair in Biotherapy, and as a Professor of Pediatrics and Head of Translational Research in Leukemia and Lymphoma of the Children’s Center for Cancer and Blood Diseases at the University of Southern California (2009-2015). From 2012-2015, Dr. Uckun served as chair of the Biotargeting Working Group and a Member of the Coordination and Governance Committee of the NCI Alliance for Nanotechnology in Cancer. Prior to joining Mateon, Dr. Uckun served as Head of Immuno-Oncology at Ares Pharmaceuticals and Executive Medical Director and Strategy Lead in Global Oncology and Hematology at Syneos Health. Prior to this, he was Vice President of Research and Clinical Development at Nantkwest, Chief Scientific Officer of Jupiter Research Institute and, before that, held senior-level scientific and research positions at Parker Hughes Institute and its cancer center, Paradigm Pharmaceuticals, and the Children’s Cancer Study Group, an NCI-funded cooperative clinical trials consortium that coordinated pediatric leukemia trials at 120 institutions in the US, Canada, Australia and Europe. As a Vice Chair of the New Agents Committee as well as Member of the Leukemia Steering Committee of the Children’s Cancer Study Group, Dr. Uckun has helped design and direct several Phase I-III studies in pediatric cancer patients.

About Mateon’s Lead Product Candidate, OT101

High-grade gliomas (HGG) are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of their tumor microenvironment (TME). Transforming growth factor beta 2 (TGFB2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in HGG. OT101, a first-in-class RNA therapeutic designed to abrogate the immunosuppressive actions of TGFB2, is Oncotelic’s lead anti-brain tumor drug candidate. OT101 has been granted orphan designation by the FDA under the Orphan Drug Act (ODA). ODA provides for granting special status to a drug to treat a rare disease or condition upon request of a drug company. Orphan designation qualifies the sponsor of the drug for various development incentives of the ODA, including tax credits for qualified clinical testing. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induced durable complete and partial responses in recurrent and refractory adult HGG patients, including young adults with GBM or AA.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

Email: ashah@oncotelic.com